Exhibit 99.1

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved.

© 3M 2010. All Rights Reserved. Today we announced a definitive agreement for 3M’s acquisition of Ventura. We expect to conclude the agreement sometime in the fourth quarter following all the necessary steps associated with the acquisition of a public company. We’ll be able to provide more details in the weeks and months ahead. In the meantime, it is business as usual. © 3M 2010. All Rights Reserved. Welcome

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. 3M Company Facts BACKED BY 3M RESOURCES $23.1 billion Sales in 2009 63% Sales outside of US $3.2 billion Net Income $1.3 billion R&D Spending $903 million Capital Spending 75,000 Employees >3M Corporate Source: 3M Company 2009 Year-End Fact Sheet

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. 3M Company Facts STRUCTURE George Buckley, Chairman, President and CEO 35 international companies with manufacturing operations 35 with laboratories More than 35 business units, organized into six businesses Operations in more than 65 countries 6,700 researchers worldwide >3M Corporate Source: 3M Company 2009 Year-End Fact Sheet

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. 3M Corporate Structure Display & Graphics Sales: $3.1B O.I: $0.6B Safety, Security & Protection Services Sales: $3.2B O.I: $0.7B Consumer & Office Sales: $3.5B O.I: $0.7B Industrial & Transportation Sales: $7.1B O.I: $1.2B >3M Corporate >3M Businesses Health Care Sales: $4.3B O.I: $1.4B Electro & Communications Sales: $2.3B O.I: $0.3B Source: 3M Company 2009 Annual Report

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. SS&PS Business Structure Industrial Minerals Products Division Occupational Health and Environmental Safety Division Building and Commercial Services Division Security Systems Division Track & Trace Division >3M Corporate >3M Businesses >Safety Security & Protection Services Jean Lobey, Executive VP Corrosion Protection Products Division

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. SSD Business Structure Security Materials >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division Michael Delkoski, VP and GM Issuance Systems Authentication Systems

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. Security Systems Division Trusted partner committed to security Global industry leader with local perspective Broad capabilities to meet your needs >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division Helping protect people, documents and goods 30 years industry experience Ongoing innovation and R&D Expert consultants and designers Leverage 3M Company’s global resources 3M offices in 60 countries 3M contributes to security solutions around the world Custom-designed systems Proprietary 3M technologies End-to-end solutions

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. Reliable enrollment and entitlement Full production of secure documents Secure and confidential data management Biometrics Security Systems Division SECURITY MATERIALS ISSUANCE SYSTEMS AUTHENTICATION SYSTEMS complete security solutions >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division Travel Documents Licenses and ID Cards Labels and Stamps Capture and evaluate data in real time Accurately identify and verify Enable rapid response Biometrics

3M Security Systems

Biometrics Is Key to Our Portfolio

Security Materials	**Secure Materials** ▶ Security substrates ▶ Laminates ▶ Embedded materials	**Passports** ▶ Passport booklets ▶ ePassport chip inlays ▶ Fixed print	**Cards** ▶ Card bodies ▶ Contact chip inlays ▶ Contactless chip inlays ▶ Fixed print	**Other Docs / Tokens** ▶ Paper documents ▶ Labels / converting ▶ Fixed print
Issuance	**Enrollment** ▶ Breeder document capture and authentication ▶ Biometric capture ▶ Enrollment application software	**Entitlement** ▶ Permission (query dBs – may include biometrics and unique identifiers) ▶ Entitlement application software	**Personalization** ▶ Create / activate valid ID (print, materials) ▶ QC (reader) ▶ Personalization application software	**Delivery** ▶ Delivery service ▶ Delivery application software
Authentication	**Data Capture** ▶ Biometric capture ▶ Document capture ▶ Human evaluation and reaction	**Document Evaluation** ▶ Document integrity (authentication) application software	**Person Authentication** ▶ Biometric application (matching) software	**Response** ▶ User interface (door, gate, lights) ▶ Use case specific application software

10
© 3M 2010. All Rights Reserved.

3M

3M Security Systems

Biometrics Is Key to Our Portfolio

Security Materials	**Secure Materials** ▶ Security substrates ▶ Laminates ▶ Embedded materials	**Passports** ▶ Passport booklets ▶ ePassport chip inlays ▶ Fixed print	**Cards** ▶ Card bodies ▶ Contact chip inlays ▶ Contactless chip inlays ▶ Fixed print	**Other Docs / Tokens** ▶ Paper documents ▶ Labels / converting ▶ Fixed print
Issuance	**Enrollment** ▶ Breeder document capture and authentication ▶ Biometric capture ▶ Enrollment application software	**Entitlement** ▶ Permission (query dBs – may include biometrics and unique identifiers) ▶ Entitlement application software	**Personalization** ▶ Create / activate valid ID (print, materials) ▶ QC (reader) ▶ Personalization application software	**Delivery** ▶ Delivery service ▶ Delivery application software
Authentication	**Data Capture** ▶ Biometric capture ▶ Document capture ▶ Human evaluation and reaction	**Document Evaluation** ▶ Document integrity (authentication) application software	**Person Authentication** ▶ Biometric application (matching) software	**Response** ▶ User interface (door, gate, lights) ▶ Use case specific application software

11
© 3M 2010. All Rights Reserved.

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. ENROLL & ENTITLE 3M Issuance Systems Core solution: 3M™ Identity Document Issuance System Industry-leading data-capture devices and ID-management software Custom-designed software and hardware to help meet your needs Designed to enhance operational efficiency, reduce costs and address risks >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division >3M Issuance Systems customized reliable comprehensive State of the art fingerprint and palm print technology Cost effective, FBI certified NIST compliant Handheld portable devices Supporting government agencies

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. TYPICAL APPLICATIONS FOR SECURITY MATERIALS Security Materials and Credentials Identification cards Travel documents Security paper documents >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division >3M Security Materials documents secure brand protection Government excise labels Brand protection and asset tracking labels

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. Security Materials and Credentials Tamper-resistant technologies Contact and contact-less chip-enabled documents Cards, labels and stamps Films and substrates Strips and patches >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division >3M Security Materials Overt, covert and forensic security technologies Laminate, overlay and substrate ID card and bio data page technologies Various levels of security printing technologies security material trusted technologies

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. 3M Authentication Systems >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division >3M Authentication Systems secure integrated accurate Border Management Solutions Software Solutions for Traveler Processing Document Authentication Solutions Biographic validation Secure Document Quality Assurance Full Line of Document Readers Biometric Capture Devices and Matching Software Consultancy Maintenance Services and Tech. Support Systems Integration

© 3M 2010. All Rights Reserved. © 3M 2010. All Rights Reserved. Issuance Authentication 3M/Ventura ENROLL & ENTITLE PRODUCE PERSONALIZE DELIVER CAPTURE DATA EVALUATE DOCUMENT IDENTIFY & VERIFY RESPOND >3M Corporate >3M Businesses >Safety Security & Protection Services >Security Systems Division Together we are the global leader for identification and authentication systems

© 3M 2010. All Rights Reserved. Thank You